UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2012, Handy & Harman Ltd. (the “Company”) and Handy & Harman Group Ltd., a wholly-owned subsidiary of the Company, entered into a Management Services Agreement (the “Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”).  Pursuant to the Management Services Agreement, SP Corporate will provide the Company with the continued services of Glen M. Kassan, as the Company’s Chief Executive Officer, and James F. McCabe, Jr., as the Company’s Chief Financial Officer, and certain other employees and corporate services.  Mr. McCabe’s employment was transferred from the Company to SP Corporate effective January 1, 2012 pursuant to a Purchase Agreement (as defined and described in Item 8.01 of this Current Report on Form 8-K).

The Management Services Agreement was approved by a special committee of the Company’s Board of Directors comprised entirely of independent directors having no affiliation with SP Corporate or its affiliates (the “Committee”).  In addition, SP Corporate will be subject to the supervision and control of the Audit Committee of the Company’s Board of Directors while performing its obligations under the Management Services Agreement.  The Management Services Agreement provides that the Company will pay SP Corporate a fixed annual fee of approximately $10.98 million consisting of (a) $1,740,000 in consideration of the Executive Services (as defined in the Management Services Agreement), including, without limitation, Mr. Kassan’s service as Chief Executive Officer of the Company and other executive services provided by SP Corporate under the Management Services Agreement, which fee may be renegotiated during the first quarter of 2012, and (b) $9,242,217 in consideration of the Corporate Services (as defined in the Management Services Agreement), including, without limitation, Mr. McCabe’s service as Chief Financial Officer of the Company and the additional corporate services provided by SP Corporate under the Management Services Agreement, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for the Company or its subsidiaries, which fee for Corporate Services is based on the 2012 budgeted cost of the transferred employees, their benefits and related office space.  The fees payable under the Management Services Agreement are subject to an annual review and such adjustments as may be agreed upon by SP Corporate and the Company.

Additionally, the Company is to reimburse SP Corporate and the personnel provided by SP Corporate for all reasonable and necessary business expenses incurred on behalf of the Company in connection with the performance of services pursuant the Management Services Agreement, subject to the terms and conditions thereof.  SP Corporate is responsible for compensating and providing all applicable employment benefits to any SP Corporate personnel, including Messrs. Kassan and McCabe, payable in connection with the services provided under the Management Services Agreement; provided, however, that restricted stock grants, stock options and other equity awards previously awarded to former employees of the Company who continue to be employees of SP Corporate or its affiliates shall continue to vest and remain exercisable, as applicable, per the terms of the respective grants and that employees of SP Corporate who provide services to the Company will be eligible to receive grants of equity awards pursuant to the Company’s 2007 Incentive Stock Plan at the discretion of the Compensation Committee of the Board of Directors of the Company.  In addition, the Company shall be responsible for the payment of any bonuses to be awarded for 2011 to any former employees of the Company who continue to be employees of SP Corporate as may be awarded by the Compensation Committee of the Company’s Board of Directors under the Company’s bonus plan.

By consolidating back office functions and corporate overhead with SP Corporate, the Company believes it will achieve cost savings over time.  Specifically, the Company believes that as a result of the synergies associated with SP Corporate’s specialization and capabilities across a broad range of corporate and executive functions that are also provided to SPH and other companies, the aggregate fees payable by the Company to SP Corporate under the Management Services Agreement as the Company continues to grow through acquisitions and organically and as a result of the economies of scales achieved by SP Corporate in serving the Company and other companies, will be lower than the compensation and other costs the Company would incur were it were to provide the same functions internally.

The Management Services Agreement has a term of one year, which will automatically renew for successive one-year periods unless and until terminated: (i) by either party on any anniversary date, upon not less than ninety days prior written notice to the other (provided that the Company may have 120 days to select a substitute Chief Executive Officer and Chief Financial Officer if so terminated by SP Corporate);  (ii) by the Company, at any time, on less than 90 days notice if the Company pays a termination fee to SP Corporate; (iii) at the election of the Company, immediately upon the death, resignation or removal for Cause (as “Cause” is defined in the Management Services Agreement) of Messrs. Kassan or McCabe, unless SP Corporate has proposed, and the Company has approved and appointed, a successor to such officer and the Management Services Agreement has been amended accordingly; (iv) immediately upon the bankruptcy or dissolution of SP Corporate; or (v) immediately by the Company for Cause or upon a material breach of the Management Services Agreement by SP Corporate or any of the officers designated by SP Corporate thereunder.

SP Corporate is an affiliate of the Company’s largest stockholder, SPH Group Holdings LLC (“SPHG Holdings”), which was the direct owner of 7,014,736 shares of the Company’s common stock as of January 1, 2012, representing approximately 55.5% of the Company’s outstanding shares.  The power to vote and dispose of the securities held by SPHG Holdings is controlled by Steel Partners Holdings GP Inc. (“SP Holdings GP”).  Warren G. Lichtenstein, Chairman of the Company’s Board of Directors, is also the Chairman and Chief Executive Officer of SP Holdings GP.  Certain other affiliates of SP Holdings GP hold positions with the Company, including Glen M. Kassan, as Chief Executive Officer and Vice Chairman, John J. Quicke, as Vice President, and Jack L. Howard and John H. McNamara, Jr., as directors.  In addition, since October 2011, James F. McCabe, Jr., the Company’s Chief Financial Officer, Senior Vice President and President, Shared Services, has also served at the Company’s request as an officer of SP Holdings GP and certain of its affiliates.

The Company intends to file a copy of the Management Services Agreement with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

In connection with the Management Services Agreement, the Company also entered into an Asset Purchase Agreement, dated January 1, 2012 (the “Purchase Agreement”), pursuant to which the Company transferred to SP Corporate certain assets which had previously been used or held for use by the Company and its subsidiaries to provide corporate services to the Company and its affiliates.  In addition to certain fixed assets and contractual rights, approximately 37 employees of the Company and its subsidiaries were transferred to SP Corporate pursuant to the Purchase Agreement, including certain officers of the Company.  All of the Company’s officers who were transferred to SP Corporate pursuant to the Purchase Agreement continue to serve as officers of the Company pursuant to the Management Services Agreement.  The Company’s entry into the Purchase Agreement and the consummation of the transactions contemplated thereby were also approved by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: January 5, 2012	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer